                                                                     Exhibit 4.3

                   -------------------------------------------

                           SEABULK INTERNATIONAL, INC.

                                       and

                           the Guarantors named herein

                   -------------------------------------------

                          9 1/2% SENIOR NOTES DUE 2013

                   -------------------------------------------

                            -------------------------

                          SECOND SUPPLEMENTAL INDENTURE
                      AND AMENDMENT -- SUBSIDIARY GUARANTEE

                           DATED AS OF MARCH 22, 2004

                   -------------------------------------------

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                     Trustee

                   -------------------------------------------

         This SECOND SUPPLEMENTAL INDENTURE, dated as of March 22, 2004, is among Seabulk International, Inc., a Delaware corporation (the "Company"), each of the parties identified under the caption "Guarantors" on the signature page hereto (the "Guarantors") and Wachovia Bank, National Association, as Trustee.

                                    RECITALS

         WHEREAS, the Company, the initial Guarantors and the Trustee entered into an Indenture, dated as of August 5, 2003 (the "Indenture"), pursuant to which the Company has issued $150,000,000 in principal amount of 9 1/2% Senior Notes due 2013 (the "Notes"); and

         WHEREAS, Section 9.01(g) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture in order to comply with Section 4.13 or Article 10 thereof, without the consent of the Holders of the Notes;

         WHEREAS, Seabulk Chemical Carriers, Inc., a Guarantor, has changed its name to Seabulk Energy Carriers, Inc.;

         WHEREAS, Seabulk Energy Carriers, Inc. has created the following subsidiaries that are Restricted U.S. Subsidiaries (as defined in the Indenture): Seabulk Energy Transport, Inc., a Florida corporation, Seabulk Ocean Transport, Inc., a Florida corporation, and Seabulk Petroleum Transport, Inc., a Florida corporation, and pursuant to Section 4.13(a) of the Indenture, each of Seabulk Energy Transport, Inc., Seabulk Ocean Transport, Inc. and Seabulk Petroleum Transport, Inc. is executing this Second Supplemental Indenture to provide for its Subsidiary Guarantee (as defined in the Indenture);

         WHEREAS, the Company has created a subsidiary, Seabulk Global Carriers, Inc., a Liberian corporation, and Seabulk Global Carriers, Inc. has created the following subsidiaries: Seabulk Global Transport, Inc., a Liberian corporation, and Seabulk Overseas Transport, Inc., a Liberian corporation, and pursuant to
Section 9.01(g) of the Indenture, each of Seabulk Global Carriers, Inc., Seabulk Global Transport, Inc. and Seabulk Overseas Transport, Inc. is executing this Second Supplemental Indenture to provide for its Subsidiary Guarantee; and

         WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Company, of the Guarantors and of the Trustee necessary to make this Second Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

         NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                   ARTICLE I

         Section 1.01. This Second Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

         Section 1.02. This Second Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors and the Trustee.

                                   ARTICLE II

         From this date, in accordance with Section 4.13 and by executing this Second Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.

                                  ARTICLE III

         Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

         Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Second Supplemental Indenture. This Second Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         Section 3.03. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         Section 3.04. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

                          [NEXT PAGE IS SIGNATURE PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first written above.

                                       SEABULK INTERNATIONAL, INC.



                                       By: /s/ Vincent J. deSostoa
                                           -------------------------------------
                                           Name:  Vincent J. deSostoa
                                           Title: Senior Vice President and
                                                  Chief Financial Officer



                                       GUARANTORS

                                       LONE STAR MARINE SERVICES, INC.
                                       SEABULK ARIZONA USA, INC.
                                       SEABULK ENERGY CARRIERS, INC.
                                       SEABULK ENERGY TRANSPORT, INC.
                                       SEABULK GLOBAL CARRIERS, INC.
                                       SEABULK GLOBAL TRANSPORT, INC.
                                       SEABULK MARINE INTERNATIONAL, INC.
                                       SEABULK MARINE SERVICES, INC.
                                       SEABULK OCEAN SYSTEMS CORPORATION
                                       SEABULK OCEAN SYSTEMS HOLDINGS
                                       CORPORATION
                                       SEABULK OCEAN TRANSPORT, INC.
                                       SEABULK OFFSHORE ABU DHABI, INC.
                                       SEABULK OFFSHORE DUBAI, INC.
                                       SEABULK OFFSHORE INTERNATIONAL, INC.
                                       SEABULK OFFSHORE OPERATORS, INC.
                                       SEABULK OPERATORS, INC.
                                       SEABULK OVERSEAS TRANSPORT, INC.
                                       SEABULK PETROLEUM TRANSPORT, INC.
                                       SEABULK TANKERS, INC.
                                       SEABULK TOWING, INC.
                                       SEABULK TOWING SERVICES, INC.
                                       SEABULK TRANSMARINE II, INC.
                                       SEABULK TRANSPORT, INC.



                                       By: /s/ Vincent J. deSostoa
                                           -------------------------------------
                                           Name:  Vincent J. deSostoa
                                           Title: Senior Vice President

                                       SEABULK TANKERS, LTD.

                                       By: SEABULK TRANSPORT, INC.,
                                           General Partner



                                       By: /s/ Vincent J. deSostoa
                                           -------------------------------------
                                           Name:  Vincent J. deSostoa
                                           Title: Senior Vice President



                                       SEABULK AMERICA PARTNERSHP, LTD.
                                       SEABULK OFFSHORE, LTD.
                                       SEABULK TRANSMARINE PARTNERSHIP, LTD.

                                       By: SEABULK TANKERS, LTD.,
                                           General Partner

                                       By: SEABULK TRANSPORT, INC.,
                                           General Partner



                                       By: /s/ Vincent J. deSostoa
                                           -------------------------------------
                                           Name:  Vincent J. deSostoa
                                           Title: Senior Vice President



                                       WACHOVIA BANK, NATIONAL
                                       ASSOCIATION, as Trustee



                                       By: /s/ JOHN SPEICHERT
                                           -------------------------------------
                                                Name:   John Speichert
                                                Title:  Vice President





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